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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934


                        Date of Report (date of earliest
                        event reported): October 20, 1999



                            Moyco Technologies, Inc.
                            ------------------------
             (Exact Name of Registrant as specified in its charter)




      Pennsylvania                       0-4123                  23-1697233
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
   of incorporation)                  File Number)           Identification No.)



                  200 Commerce Drive, Montgomeryville, PA 18936
                  ---------------------------------------------


        Registrant's telephone number, including area code: 215-855-4300
                                                            -------------


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)








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         5.  Other Matters
             -------------

         On October 20, 1999, Moyco Technologies, Inc. (the "Company"), announced that it was declaring a ten percent (10%) stock dividend on all shares of common stock outstanding of record November 3, 1999. The stock dividend will be issued on or about November 24, 1999.

         The number of shares of Moyco common stock issued, prior to the stock dividend, was Four Million Five Hundred Forty-four Thousand Six Hundred Seventy-four (4,544,674). After the issuance of the stock dividend, the number of Moyco's outstanding shares issued will be increased by the number of whole shares distributed to each shareholder, plus additional shares due to the issuance of one (1) additional share for each fractional share of .5 or more. Fractional shares in amounts less than .5 share will be rounded down and an additional share will not be distributed based on the fraction. This ten percent (10%) stock dividend is in accordance with the Board of Directors' plan to increase the number of outstanding shares of the Company's stock and thereby increase liquidity and broaden the distribution of the stock.

         The foregoing is a summary of the press release which is attached as Exhibit A to this report and is incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to Exhibit A.


SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       MOYCO TECHNOLOGIES, INC.



                                       By: /s/ Marvin E. Sternberg
                                           -------------------------------------
                                           Marvin E. Sternberg
                                           President and Chief Executive Officer


Date: October 20, 1999







                                   Page 2 of 2


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                                    Exhibit A







News Release
Contact:  Joseph Sternberg
October 20, 1999

Moyco Announces 10 % Stock Dividend

Moyco Technologies, Inc. (NASDAQ: MOYC), a Montgomeryville, PA manufacturer of professional dental supplies and precision abrasives, will issue a ten percent (10%) stock dividend on all shares of common stock outstanding as of record November 3, 1999. For every ten (10) shares owned on the above record date, shareholders will be issued an additional share of Moyco common stock. The new shares will be distributed to shareholders on or about November 24, 1999.

Commenting on the stock dividend, CEO and President, Marvin Sternberg stated, "This dividend follows through on our stock dividend program which we instituted last year. We continue to believe that more stock in the public float will help to create more liquidity and broaden the distribution of Moyco common stock."

For more information concerning the stock dividend, contact Moyco Investor Relations Department. A question and answer sheet and other supplemental information are available upon request and will be mailed to all shareholders.

Some statements contained in this release are forward looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical and anticipated results or other expectations expressed herein.